UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 14, 2011 (June 8, 2011)
Arch Coal, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13105	43-0921172
(State or Other	(Commission File Number)	(I.R.S. Employer
Jurisdiction of Incorporation)		Identification No.)
CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(Address of Principal Executive Offices) (Zip Code)
(314) 994-2700
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Indenture
     On June 14, 2011, Arch Coal, Inc. (“Arch”), certain wholly owned domestic subsidiaries of Arch (the “Guarantors”) and UMB Bank National Association, as trustee (the “Trustee”) entered into an Indenture dated as of June 14, 2011 (the “Indenture”), pursuant to which Arch issued $1.0 billion aggregate principal amount of 7.000% senior notes due 2019 (the “2019 Notes”) and $1.0 billion aggregate principal amount of 7.250% senior notes due 2021 (the “2021 Notes” and together with the 2019 Notes, the “Senior Notes”). The 2019 Notes and the 2021 Notes will mature on June 15, 2019 and June 15, 2021, respectively, and interest is payable on each series of the Senior Notes on June 15 and December 15 of each year, commencing December 15, 2011.
     At any time prior to June 15, 2014, Arch may redeem up to 35% of the aggregate principal amount of each of the 2019 Notes and the 2021 Notes, plus accrued and unpaid interest, if any, to the date of the redemption, with the net proceeds from certain equity offerings. Arch may redeem some or all of the 2019 Notes prior to June 15, 2015 and some or all of the 2021 Notes prior to June 15, 2016, in each case at the make-whole prices set forth in the Indenture, together with accrued and unpaid interest, if any, to the date of redemption. In the case of the 2019 Notes, on and after June 15, 2015, Arch may redeem some or all of the 2019 Notes for cash at redemption prices (expressed as percentages of principal amount) equal to 103.500% for the twelve-month period beginning on June 15, 2015, 101.750% for the twelve-month period beginning on June 15, 2015 and 100.000% beginning on June 15, 2017, in each case plus accrued and unpaid interest to the redemption date. In the case of the 2021 Notes, on and after June 15, 2016, Arch may redeem some or all of the 2021 Notes for cash at redemption prices (expressed as percentages of principal amount) equal to 103.625% for the twelve-month period beginning on June 15, 2016, 102.417% for the twelve-month period on June 15, 2017, 101.208% for the twelve-month period beginning on June 15, 2018 and 100.000% beginning on June 15, 2019, in each case plus accrued and unpaid interest to the redemption date.
     If Arch experiences specific kinds of changes in control, holders of Senior Notes have the right to require Arch to repurchase their Senior Notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.
     The Indenture limits the ability of Arch and its Restricted Subsidiaries (as defined in the Indenture) to, among other things, (i) incur more debt; (ii) pay dividends and make distributions or repurchase stock; (iii) make investments; (iv) create liens; (v) sell assets; (vi) enter into restrictions affecting the ability of restricted subsidiaries to make distributions, loans or advances to Arch; (vii) engage in transactions with affiliates; and (viii) merge or consolidate or transfer and sell assets.
     The Indenture provides that events of default include: (i) failure to make the payment of any interest on the Senior Notes when the same becomes due and payable, with such failure continuing for a period of 30 days; (ii) failure to make the payment of any principal of, or premium, if any, on, any of the Senior Notes when the same becomes due and payable at maturity, upon acceleration, optional redemption, required repurchase or otherwise; (iii) failure to comply with certain covenants or agreements in the Senior Notes, the Indenture or related documents (subject to applicable time periods provided for compliance or cure); (iv) a default by Arch or any Restricted Subsidiary under their respective debt obligations that results in acceleration of the maturity of such debt, or failure to pay any such debt at maturity, in an aggregate amount greater than $100.0 million; (v) any final judgment or judgments for the payment of money in an aggregate amount in excess of $100.0 million, to the extent such judgments are not paid or covered by insurance provided by a reputable carrier that shall be rendered against Arch or any Restricted Subsidiary and that shall not be waived, satisfied, stayed or discharged for any period of 60 consecutive days after the date on which the right to appeal has expired; (vi) certain events involving bankruptcy, insolvency or reorganization of Arch, any Guarantor or any other Significant Subsidiary (as defined in the Indenture); and (vii) any guarantee of the Senior Notes by the Guarantors shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with the provisions of the Indenture) to be in full force and effect or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under any guarantee of the Senior Notes.
     If an event of default with respect to the Senior Notes (other than an event of default relating to certain bankruptcy or insolvency matters) shall have occurred and be continuing, the Trustee or the registered holders of not less than 25% in aggregate principal amount of the Senior Notes of a series then outstanding may declare to be immediately due and payable the principal amount of all the Senior Notes of such series then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an event of default relating to certain bankruptcy or insolvency matters occurs, such amount with respect to all the Senior Notes of each series shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Senior Notes.
     The Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and the description of the material terms of the Indenture is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.
Registration Rights Agreement
     In connection with the issuance and sale of the Senior Notes, Arch and the Guarantors entered into a Registration Rights Agreement dated June 14, 2011 (the “Registration Rights Agreement”) with the representatives of the several initial purchasers of the Senior Notes (collectively, the “Initial Purchasers”). Pursuant to the Registration Rights Agreement, Arch and the Guarantors have agreed to file with the Securities and Exchange Commission an exchange offer registration statement with respect to a proposed offer by Arch and the Guarantors to exchange for the Senior Notes a like aggregate principal amount of senior notes identical in all material respects to the applicable series of Senior Notes exchanged (except for terms relating to additional interest and transfer restrictions) (such notes issued in exchange, the “Exchange Notes”). Arch and the Guarantors agreed to use commercially reasonable efforts to cause the exchange offer registration statement to be declared effective as soon as practicable and to complete a registered exchange offer not later than June 13, 2012 and, if required, to have a shelf registration statement declared effective with respect to the Senior Notes. If Arch fails to satisfy certain of its obligations under the Registration Rights Agreement, it will be required to pay special interest on the Senior Notes of each series equal to an additional 0.25% per annum during the 90-day period immediately following the occurrence of such default which will increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event will exceed 1.00% per annum.
     The Registration Rights Agreement is filed as Exhibit 4.4 to this Current Report on Form 8-K and the description of the material terms of the Registration Rights Agreement is qualified in their entirety by reference to such exhibit, which is incorporated herein by reference.
Certain Relationships
     Certain of the Initial Purchasers and their affiliates have provided investment and commercial banking services, financial advisory and other related services to Arch and its affiliates in the past and may do so in the future. They have received customary fees and commissions for these services and may do so in the future. Affiliates of certain of the Initial Purchasers are lenders under Arch’s senior secured credit facility. Certain of the Initial Purchasers have acted as underwriters in Arch’s recently completed common stock offering. In addition, Morgan Stanley & Co. LLC served as financial advisor to Arch in connection with its acquisition of International Coal Group, Inc.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information included in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 8.01 Other Events.
     On June 8, 2011, Arch issued a press release announcing the pricing of the Senior Notes offering. Pursuant to Rule 135c under the Securities Act of 1933, as amended, the press release announcing this matter is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
  (d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of June 14, 2011, by and among Arch Coal, Inc., the subsidiary guarantors named therein and UMB Bank National Association, as trustee.

4.2	Form of 7.000% Senior Note due 2019 (included in Exhibit 4.1).

4.3	Form of 7.250% Senior Note due 2021 (included in Exhibit 4.1).

4.4	Registration Rights Agreement, dated as of June 14, 2011, by and among Arch Coal, Inc., the subsidiary guarantors named therein, Morgan Stanley & Co. LLC, PNC Capital Markets LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Securities Inc. and Citigroup Global Markets Inc. as representatives of the initial purchasers named therein.

99.1	Press release dated June 8, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH COAL, INC. (Registrant)
By:	/s/ Robert G. Jones
	Name:	Robert G. Jones
	Title:	Senior Vice President – Law, General Counsel and Secretary

Date: June 14, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Indenture, dated as of June 14, 2011, by and among Arch Coal, Inc., the subsidiary guarantors named therein and UMB Bank National Association, as trustee.

4.2	Form of 7.000% Senior Note due 2019 (included in Exhibit 4.1).

4.3	Form of 7.250% Senior Note due 2021 (included in Exhibit 4.1).

4.4	Registration Rights Agreement, dated as of June 14, 2011, by and among Arch Coal, Inc., the subsidiary guarantors named therein, Morgan Stanley & Co. LLC, PNC Capital Markets LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Securities Inc. and Citigroup Global Markets Inc. as representatives of the initial purchasers named therein.

99.1	Press release dated June 8, 2011.